EXHIBIT 99.1

Whole Foods Market Reports Fourth Quarter Results

Company Opens a Record 13 Stores, Delivers $0.35 in Diluted Earnings per Share, Increases Quarterly Dividend, and Provides Targets for Fiscal Year 2015

AUSTIN, Texas, Nov. 5, 2014 (GLOBE NEWSWIRE) -- Whole Foods Market, Inc. (Nasdaq:WFM) today reported results for the 12-week fourth quarter and 52-week fiscal year ended September 28, 2014.

Q4 Highlights:

  Record total sales of $3.3 billion, a 9% increase over the prior year
  Record 13 new store openings, expanding into seven new markets
  Comparable store sales growth of 3.1% on top of 5.9% in the prior year
  EBITDA of $296 million, or 9.1% of sales
  Operating income of $205 million, or 6.3% of sales
  Diluted earnings per share of $0.35, a 9% increase over the prior year
  Return on invested capital of 14%

During the quarter, the Company produced $229 million in cash flow from operations and invested $185 million in capital expenditures, resulting in free cash flow of $44 million. In addition, the Company returned $44 million in quarterly dividends to shareholders and repurchased $100 million of common stock, or 2.6 million shares. The Company ended the quarter with total cash and cash equivalents, restricted cash, and investments of approximately $1.0 billion.

"We are pleased with our quarterly and fiscal year results which reflect continued market share gains, record EBITDA, and healthy returns on invested capital," said John Mackey, co-founder and co-chief executive officer of Whole Foods Market. "The last few months have been an incredibly exciting and rewarding time for our company as we opened a record number of new stores and launched several strategic initiatives, expanding choices for our customers and reinforcing our values as America's Healthiest Grocery Store. Collectively, our efforts have led to extremely high team member morale, heightened brand visibility and positive sales momentum."

"Natural and organic products are increasingly available, yet no one offers the shopping experience we offer. We hold the idea of 'food' to a higher standard, banning more than 75 ingredients commonly found in other stores, and we believe our unparalleled quality standards are a large part of why we maintain a broad base of loyal customers and attract new customers aspiring to a natural and organic lifestyle," said Walter Robb, co-chief executive officer of Whole Foods Market.  "As we accelerate our growth, we are evolving and differentiating our shopping experience faster than ever before.  Our leadership in retail innovation is one of our many competitive advantages, and it is exciting to see our new stores from Palm Desert, California to Toronto, Canada perform so well."

The following table provides the Company's comparable and identical store sales results for the fourth quarter and for the first five weeks of the 16-week first quarter. Companies may define comparable and identical store sales differently; thus, growth rates across companies may not be comparable.

	Comparable Store	Change in	Change in	Two-Year	Identical Store
	Sales Growth	Transactions	Basket Size	Comps	Sales Growth
Q4 ended September 28, 2014	3.1%	1.3%	1.8%	9.0%	3.0%
Q1 through November 2, 2014	4.6%	2.1%	2.5%	10.4%	4.5%

Gross margin declined 20 basis points to 35.4% due primarily to a LIFO charge of $5 million and higher cost of goods sold as a percentage of sales, partially offset by leverage in occupancy costs. Direct store expenses improved 21 basis points to 25.2% of sales due primarily to leverage in salaries and benefits. As a result, store contribution was 10.3% of sales, in line with last year's record result.

Additional information for the quarter for comparable stores is provided in the following table.  The Company does not intend to publish this level of detail on a quarterly basis past fiscal year 2014. The Company notes that quarter-to-quarter changes in results by age category are typically attributable to stores shifting between categories.  In the fourth quarter, the less-than-two-year-old category included the fewest number of stores and was materially impacted by a decrease in sales from relocated stores, along with an increase in the number of stores experiencing the "J-curve" effect (cycling over high opening sales volumes). For the first five weeks of the first quarter, comparable store sales growth in this category has returned to double digits.

			# of	Average	Total
Comparable Stores	Comps	ROIC*	Stores	Size	Square Feet
> 15 years (19 years old, s.f. weighted)	1.9%	110%	104	29,000	2,979,000
11 to 15 years	1.7%	92%	61	35,000	2,125,000
8 to 11 years	0.8%	88%	49	44,000	2,170,000
5 to 8 years	3.6%	45%	57	54,000	3,065,000
2 to 5 years	6.9%	33%	58	39,000	2,278,000
< 2 years (including two relocations)	8.5%**	12%	31	35,000	1,093,000
All comp stores (10 years old, s.f. weighted)	3.1%	59%	360	38,000	13,710,000
* Defined as annualized store-level income after taxes divided by average invested capital; does not reflect any as-if effect of capitalizing operating leases
** For the first five weeks of the first quarter, comparable store sales growth has returned to double digits.

The Board of Directors today declared an increase in the Company's quarterly dividend to $0.13 per share from $0.12 per share, representing an annual return to shareholders of approximately $188 million. The next dividend is payable on January 27, 2015 to shareholders of record as of January 16, 2015.

Fiscal Year Highlights:

  Record total sales of $14.2 billion, a 10% increase over the prior year
  Record 38 new stores including four acquired stores, translating to 10% ending square footage growth
  Comparable store sales growth of 4.3% on top of 6.9% in the prior year
  Record average weekly sales per store of $722,000
  Record sales per gross square foot of $990
  EBITDA of $1.3 billion, or 9.2% of sales
  Operating income of $934 million, or 6.6% of sales
  Diluted earnings per share of $1.56, a 6% increase over the prior year
  Return on invested capital of 15%
  Cash flow from operations of $1.1 billion and free cash flow of $378 million
  $170 million in dividends returned to shareholders
  13.9 million shares of common stock repurchased totaling $578 million

Additional information for the fiscal year for comparable stores is provided in the following table.

	Age in Years				Average
Comparable Stores	(s.f. weighted)	Comps	ROIC*	# of Stores	Size
> 11 years	16.8	2.4%	102%	165	31,000
5 to 11 years	7.8	3.9%	59%	106	49,000
< 5 years	2.8	9.9%	22%	89	38,000
All comp stores	9.9	4.3%	57%	360	38,000
* Defined as annualized store-level income after taxes divided by average invested capital; does not reflect any as-if effect of capitalizing operating leases

Growth and Development

In the fourth quarter, the Company opened a record 13 new stores, expanding into seven new markets. The opening schedule was back-end loaded, with nine of the 13 stores open for one month or less in the fourth quarter; on a weighted basis, the year-over-year increase in square footage was 8%. So far in the first quarter, the Company has opened three new stores, including one relocation, and expects to open six additional stores. The Company currently has 401 stores totaling approximately 15 million square feet and expects to cross the 500-store mark in fiscal year 2017. Longer term, the Company sees demand for 1,200 Whole Foods Market stores in the United States.

The Company recently signed 12 new leases, including one relocation. These leases include three new markets and are located in Hoover, AL; Tempe, AZ; Santa Clara, CA; Denver, CO; Destin, FL; Towson, MD; Woodbury, MN; Lancaster, PA; Newtown Square, PA; El Paso, TX; Las Colinas, TX; and Seattle, WA.

The following table provides additional information about the Company's new and acquired stores and total development pipeline for stores scheduled to open through fiscal year 2018.

			Current
		FY15	Leases
New Store Information	FY14	YTD	Signed
Number of stores (including relocations)	38	3	114
Relocations	1	1	14
Percentage in new markets	55%	0%	17%
Average store size (gross square feet)	37,000	46,000	41,000
Total square footage	1,408,000	139,000	4,723,000
Average pre-opening expense per store (including rent)	$1.9 mil
Average pre-opening rent per store	$0.7 mil

Fiscal Year 2015 Targets

With the beginning of the new fiscal year, the Company is taking the opportunity to shift its conversations with the investment community. Consistent with its stakeholder philosophy, the Company is focusing on a broader directional point of view and metrics it believes are key to the long-term health of the Company. In addition, the Company is not planning to provide regular quarterly updates to its annual targets, which for fiscal year 2015 are:

  Sales growth over 9%
  Comparable store sales growth in the low to middle single digits
  Square footage growth of 9% to 10% based on 38 to 42 new stores, including five to six relocations
  EBITDA margin of approximately 9%
  ROIC greater than 14%

The Company expects to continue its value strategy and to make additional investments in areas such as technology, marketing, and new and existing stores. The Company believes this is the right strategy to drive sales growth over the longer term. Reflecting its ongoing value efforts, the Company expects a greater decline in gross margin, excluding LIFO, in fiscal year 2015 than in fiscal year 2014. The Company expects to maintain expense discipline and improve its cost structure, with the biggest savings coming from internal distribution, coordinated purchasing and labor leverage. For fiscal year 2015, the Company expects annual diluted earnings per share growth in line with or slightly higher than sales growth.

The Company expects store openings to be spread fairly evenly throughout the year, with the seven former Dominick's locations re-opening as Whole Foods Market stores in the last three quarters of the year. The Company notes that average weekly sales and gross profit as a percentage of sales are typically highest in the second and third fiscal quarters, and lowest in the fourth fiscal quarter due to seasonally slower sales during the summer months. Gross profit as a percentage of sales is also lower in the first fiscal quarter due to the product mix of holiday sales. The Company also notes that Easter will fall in the second quarter of fiscal year 2015 versus the third quarter of fiscal year 2014, positively impacting comparable store sales growth in the second quarter and negatively impacting comparable store sales growth in the third quarter by an estimated 50 to 60 basis points.

Other Company News

  Whole Foods Market takes stand on key agricultural issues with new Responsibly Grown produce rating system
  Whole Foods Market launches first-ever national brand campaign
  Whole Foods Market and Instacart partner to offer one-hour delivery across 15 major U.S. cities
  Whole Foods Market is first national supermarket to accept Apple Pay
  Whole Foods Market curates exceptional wines for home delivery with launch of new Wine Club
  Whole Foods Market cheese expert receives French Order of Agricultural Merit award
  90 Whole Foods Market cheesemongers earn Certified Cheese Professional™ title
  Whole Planet Foundation teams up with 'The Hunger Games: Mockingjay Part I' to fight poverty

About Whole Foods Market

Founded in 1978 in Austin, Texas, Whole Foods Market is the leading retailer of natural and organic foods, the first national "Certified Organic" grocer, and uniquely positioned as America's Healthiest Grocery StoreTM. In fiscal year 2014, the Company had sales of approximately $14 billion and currently has 401 stores in the United States, Canada, and the United Kingdom. Whole Foods Market employs approximately 87,000 team members and has been ranked for 17 consecutive years as one of the "100 Best Companies to Work For" in America by Fortune magazine. For more information, please visit www.wholefoodsmarket.com/values-matter.

Disclaimer on Forward-looking Statements

Certain statements in this press release and from time to time in other filings with the Securities and Exchange Commission, news releases, reports, and other written and oral communications made by us and our representatives, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "could," "can," "may," "will," "likely," "outlook," "depend," "should," "would," "plan," "project," "predict," "forecast," "goal," "target," "sustain," "seek" and similar expressions, and include references to assumptions and relate to our future prospects, developments and business strategies. Except for the historical information contained herein, the matters discussed in this analysis are forward-looking statements that involve risks and uncertainties that may cause our actual results to be materially different from such forward-looking statements and could materially adversely affect our business, financial condition, operating results and cash flows. These risks and uncertainties include general business conditions, changes in overall economic conditions that impact consumer spending, including fuel prices and housing market trends, the impact of competition and other factors which are often beyond the control of the Company, as well other risks listed in the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2013 and risks and uncertainties not presently known to us or that we currently deem immaterial.

We wish to caution you that you should not place undue reliance on such forward-looking statements, which speak only as of the date on which they were made. We do not undertake any obligation to update forward-looking statements.

The Company will host a conference call today to discuss this earnings announcement at 4:00 p.m. CT. The dial-in number is (877) 888-4314, and the conference ID is "Whole Foods." A simultaneous audio webcast will be available at www.wholefoodsmarket.com/company-info/investor-relations.

Whole Foods Market, Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except per share amounts)

	12 weeks ended		52 weeks ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Sales	$ 3,256	$ 2,976	$ 14,194	$ 12,917
Cost of goods sold and occupancy costs	2,102	1,915	9,150	8,288
Gross profit	1,154	1,061	5,044	4,629
Direct store expenses	820	756	3,586	3,285
Store contribution	334	305	1,458	1,344
General and administrative expenses	105	95	446	397
Operating income before pre-opening and store closure	229	210	1,012	947
Pre-opening expenses	22	15	67	52
Relocation, store closure and lease termination costs	2	3	11	12
Operating income	205	192	934	883
Investment and other income, net of interest expense	2	3	12	11
Income before income taxes	207	195	946	894
Provision for income taxes	79	74	367	343
Net income	$ 128	$ 121	$ 579	$ 551

Basic earnings per share	$ 0.35	$ 0.33	$ 1.57	$ 1.48
Weighted average shares outstanding	360.7	372.3	367.8	371.2

Diluted earnings per share	$ 0.35	$ 0.32	$ 1.56	$ 1.47
Weighted average shares outstanding, diluted basis	362.6	375.6	370.5	374.5

Dividends declared per common share	$ 0.12	$ 0.10	$ 0.48	$ 1.40

A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows:

	12 weeks ended		52 weeks ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Net income
(numerator for basic and diluted earnings per share)	$ 128	$ 121	$ 579	$ 551
Weighted average common shares outstanding
(denominator for basic earnings per share)	360.7	372.3	367.8	371.2
Incremental common shares attributable to dilutive effect of share-based awards	1.9	3.3	2.7	3.3
Weighted average common shares outstanding and potential additional common shares outstanding
(denominator for diluted earnings per share)	362.6	375.6	370.5	374.5

Basic earnings per share	$ 0.35	$ 0.33	$ 1.57	$ 1.48
Diluted earnings per share	$ 0.35	$ 0.32	$ 1.56	$ 1.47

Whole Foods Market, Inc.
Consolidated Statements of Comprehensive Income (unaudited)
(In millions)

	12 weeks ended		52 weeks ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Net income	$ 128	$ 121	$ 579	$ 551
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(9)	7	(8)	(4)
Other comprehensive income (loss), net of tax	(9)	7	(8)	(4)
Comprehensive income	$ 119	$ 128	$ 571	$ 547

Whole Foods Market, Inc.
Consolidated Balance Sheets (unaudited)
(In millions)

Assets	September 28, 2014	September 29, 2013
Current assets:
Cash and cash equivalents	$ 190	$ 290
Short-term investments - available-for-sale securities	553	733
Restricted cash	109	111
Accounts receivable	198	188
Merchandise inventories	441	414
Prepaid expenses and other current assets	97	93
Deferred income taxes	168	151
Total current assets	1,756	1,980
Property and equipment, net of accumulated depreciation and amortization	2,923	2,428
Long-term investments - available-for-sale securities	120	302
Goodwill	708	679
Intangible assets, net of accumulated amortization	81	65
Deferred income taxes	132	72
Other assets	24	12
Total assets	$ 5,744	$ 5,538

Liabilities and Shareholders' Equity
Current liabilities:
Current installments of capital lease obligations	$ 2	$ 1
Accounts payable	276	247
Accrued payroll, bonus and other benefits due team members	379	367
Dividends payable	43	37
Other current liabilities	557	436
Total current liabilities	1,257	1,088
Long-term capital lease obligations, less current installments	60	26
Deferred lease liabilities	548	500
Other long-term liabilities	66	46
Total liabilities	1,931	1,660

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, 600.0 shares authorized; 377.1 and 375.7 shares issued; and 360.4 and 372.4 shares outstanding at 2014 and 2013, respectively	2,863	2,765
Common stock in treasury, at cost, 16.7 and 3.3 shares at 2014 and 2013, respectively	(711)	(153)
Accumulated other comprehensive income (loss)	(7)	1
Retained earnings	1,668	1,265
Total shareholders' equity	3,813	3,878
Total liabilities and shareholders' equity	$ 5,744	$ 5,538

Whole Foods Market, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	52 weeks ended
	September 28, 2014	September 29, 2013
Cash flows from operating activities
Net income	$ 579	$ 551
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	377	339
Share-based payment expense	68	57
LIFO expense	16	2
Deferred income tax benefit	(78)	(51)
Excess tax benefit related to exercise of team member stock options	(9)	(37)
Accretion of premium/discount on marketable securities	27	31
Deferred lease liabilities	36	51
Other	12	9
Net change in current assets and liabilities:
Accounts receivable	(14)	9
Merchandise inventories	(41)	(42)
Prepaid expenses and other current assets	(4)	(17)
Accounts payable	30	--
Accrued payroll, bonus and other benefits due team members	12	60
Other current liabilities	54	51
Net change in other long-term liabilities	23	(4)
Net cash provided by operating activities	1,088	1,009
Cash flows from investing activities
Development costs of new locations	(447)	(339)
Other property and equipment expenditures	(263)	(198)
Purchase of intangible assets	(20)	(1)
Purchases of available-for-sale securities	(720)	(1,252)
Sales and maturities of available-for-sale securities	1,054	1,534
Decrease (increase) in restricted cash	2	(8)
Payment for purchase of acquired entities, net of cash acquired	(73)	(22)
Other investing activities	(17)	(3)
Net cash used in investing activities	(484)	(289)
Cash flows from financing activities
Common stock dividends paid	(170)	(508)
Issuance of common stock	42	81
Purchase of treasury stock	(578)	(125)
Excess tax benefit related to exercise of team member stock options	9	37
Payments on capital lease obligations	(1)	(2)
Net cash used in financing activities	(698)	(517)
Effect of exchange rate changes on cash and cash equivalents	(6)	(2)
Net change in cash and cash equivalents	(100)	201
Cash and cash equivalents at beginning of period	290	89
Cash and cash equivalents at end of period	$ 190	$ 290

Supplemental disclosure of cash flow information:
Federal and state income taxes paid	$ 429	$ 378

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA and Free Cash Flow in the press release as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of incentive compensation.

The Company defines Adjusted EBITDA as EBITDA plus non-cash share-based payment expense and deferred rent. The following is a tabular reconciliation of the non-GAAP financial measure Adjusted EBITDA to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

	12 weeks ended		52 weeks ended
EBITDA and Adjusted EBITDA	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Net income	$ 128	$ 121	$ 579	$ 551
Provision for income taxes	79	74	367	343
Investment and other income, net of interest expense	(2)	(3)	(12)	(11)
Operating income	205	192	934	883
Depreciation and amortization	91	82	377	339
EBITDA	296	274	1,311	1,222
Share-based payment expense	17	14	68	57
Deferred rent	10	10	40	37
Adjusted EBITDA	$ 323	$ 298	$ 1,419	$ 1,316

The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures. The following is a tabular reconciliation of the Free Cash Flow non-GAAP financial measure.

	12 weeks ended		52 weeks ended
Free Cash Flow	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Net cash provided by operating activities	$ 229	$ 191	$ 1,088	$ 1,009
Development costs of new locations	(118)	(113)	(447)	(339)
Other property and equipment expenditures	(67)	(47)	(263)	(198)
Free Cash Flow	$ 44	$ 31	$ 378	$ 472

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Return on Invested Capital ("ROIC") as additional information about its operating results. This measure is not in accordance with, or an alternative to, GAAP. The Company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company as well as a component of incentive compensation. The Company defines ROIC as annualized adjusted earnings divided by average invested capital. Earnings are annualized on a 52-week basis. Adjustments to earnings are defined in the following tabular reconciliation. Invested capital reflects an average of the trailing four quarters.

	12 weeks ended		52 weeks ended
ROIC	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Net income	$ 128	$ 121	$ 579	$ 551

Total rent expense, net of tax[1]	59	53	241	222
Estimated depreciation on capitalized operating leases, net of tax[2]	(39)	(35)	(161)	(148)
Adjusted earnings, including interest related to operating leases	148	139	659	625

Annualized earnings	$ 555	$ 525	$ 579	$ 551
Annualized adjusted earnings, including interest related to operating leases	$ 640	$ 602	$ 659	$ 625

Average working capital, excluding current portion of long-term debt	$ 707	$ 886	$ 707	$ 886
Average property and equipment, net	2,731	2,308	2,731	2,308
Average other assets	1,103	1,066	1,103	1,066
Average other liabilities	(580)	(524)	(580)	(524)
Average invested capital	$ 3,961	$ 3,736	$ 3,961	$ 3,736
Average estimated asset base of capitalized operating leases[3]	3,169	2,891	3,169	2,891
Average invested capital, adjusted for capitalization of operating leases	$ 7,130	$ 6,627	$ 7,130	$ 6,627

ROIC	14.0%	14.1%	14.6%	14.7%
ROIC, adjusted for capitalization of operating leases	9.0%	9.1%	9.2%	9.4%

[1] Total rent includes minimum base rent of all tendered leases
[2] Estimated depreciation equals two-thirds of total rent expense
[3] Estimated asset base equals eight times total rent expense

CONTACT: Cindy McCann
         VP of Investor Relations
         512.542.0204

         Media Contact:
         Michael Silverman
         512.542.3031